UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2010

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to an Employment Agreement dated October 30, 2009 (the "Agreement") between Dollar Financial Group, Inc. and Dollar Financial Corp. (the "Company") and Jeffrey Weiss, the Company’s Chief Executive Officer, if Mr. Weiss is employed by the Company as of June 30 of each year during the term of the Agreement, Mr. Weiss is entitled to receive after each such date an award payable in cash equal to 100% of his base salary upon the satisfaction of certain conditions (the "Cash LTI Awards").

On July 28, 2010, the Compensation Committee of the Board of Directors determined that the requisite conditions had been met under Mr. Weiss’ employment agreement and approved the grant to Mr. Weiss of a Cash LTI Award for an amount equal to his base salary of $985,000, and determined that such Cash LTI Award was immediately payable to Mr. Weiss (less any applicable withholding taxes).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

July 29, 2010	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance and Corporate Controller